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                                                                     EXHIBIT k.3


                         SHAREHOLDER SERVICING AGREEMENT

          SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of March [_], 2003, between PIMCO Advisors Fund Management LLC ("PIMCO Advisors") and UBS Warburg LLC ("UBS Warburg").

          WHEREAS, Nicholas-Applegate Convertible & Income Fund (the "Fund") is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

          WHEREAS, PIMCO Advisors is the investment manager of the Fund; and

          WHEREAS, PIMCO Advisors desires to retain UBS Warburg to provide shareholder servicing and market information with respect to the Fund, and UBS Warburg is willing to render such services;

          NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. PIMCO Advisors hereby employs UBS Warburg, for the period and on the terms and conditions set forth herein, to provide the following services:

               (a) Undertake to make available public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and specific shareholder contact where appropriate);

               (b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund, if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community;

               (c) At the request of PIMCO Advisors or the Fund, provide certain economic research and statistical information and reports, if reasonably obtainable, on behalf of PIMCO Advisors or the Fund and consult with representatives of PIMCO Advisors and/or Trustees of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund's market performance; and
(ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators; and

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                   (d) At the request of PIMCO Advisors or the Fund, provide
information to and consult with PIMCO Advisors and/or the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

                   (e) At the request of PIMCO Advisors or the Fund, UBS Warburg shall limit or cease any action or service provided hereunder to the extent and for the time period requested by PIMCO Advisors or the Fund; provided, however, that pending termination of this Agreement as provided for is Section 5 hereof, any such limitation or cessation shall not relieve PIMCO Advisors of its payment obligations pursuant to Section 2 hereof.

                   (f) UBS Warburg will promptly notify PIMCO Advisors or the Fund, as the case may be, if it learns of any material inaccuracy or misstatement in, or material omission from, any written information provided by UBS Warburg to PIMCO Advisors or the Fund in connection with the performance of services by UBS Warburg under this Agreement.

2. PIMCO Advisors will pay UBS Warburg a fee computed monthly and payable quarterly at the annual rate of 0.10% of the average daily total managed assets of the Fund. "Total managed assets" means the total assets of the Fund (including any assets attributable to any preferred shares or other forms of leverage that may be outstanding) minus accrued liabilities (other than liabilities representing leverage).

3. PIMCO Advisors acknowledges that the shareholder services of UBS Warburg provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Warburg, and UBS Warburg is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

4. Nothing herein shall be construed as prohibiting UBS Warburg or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as UBS Warburg's services to PIMCO Advisors and the Fund are not impaired thereby.

5. The term of this Agreement shall commence upon the date referred to above, shall be in effect for a period of two years and shall thereafter continue for successive one year periods provided that the agreement may be terminated by either party upon 60 days' written notice of the intention to terminate; provided, however, that in the event that the contractual advisory fee rate payable by the Fund to PIMCO Advisors or such successor or affiliate under the Investment Management Agreement is reduced, the fee payable by PIMCO Advisors to UBS Warburg pursuant to Section 1(f) of this agreement shall reduced in proportion to, and for the period of,

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such reduction of the advisory fee, and this agreement shall be deemed to be amended automatically to reflect the same.

6. PIMCO Advisors will furnish UBS Warburg with such information as UBS Warburg reasonably believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). PIMCO Advisors recognizes and confirms that UBS Warburg (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of PIMCO Advisors' knowledge, the Information to be furnished by PIMCO Advisors when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. PIMCO Advisors will promptly notify UBS Warburg if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Warburg.

7. It is understood that UBS Warburg is being engaged hereunder solely to provide the services described above to PIMCO Advisors and to the Fund and that UBS Warburg is not acting as an agent or fiduciary of, and shall have no duties or liability to, the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. PIMCO Advisors agrees that UBS Warburg shall have no liability to PIMCO Advisors or the Fund for any act or omission to act by UBS Warburg in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of UBS Warburg. PIMCO Advisors agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement or in the Indemnification Agreement, PIMCO Advisors' indemnification obligations shall not apply to any losses, claims, damages, liabilities, fines or expenses arising out or relating to the characterization of the compensation payable by PIMCO Advisors to UBS Warburg under this Agreement or to the characterization of UBS Warburg's payment of compensation to third parties in connection with its or their activities on behalf of the Fund, including with respect to the characterization of such compensation under applicable rules of the National Association of Securities Dealers, Inc.

9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. EACH OF PIMCO ADVISORS AND UBS WARBURG AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS WARBURG'S

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ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS
OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PIMCO ADVISORS AND UBS WARBURG EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF PIMCO ADVISORS AND UBS WARBURG HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH JURISDICTION REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. PIMCO Advisors and UBS Warburg each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Warburg and PIMCO Advisors.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to PIMCO Advisors:

               PIMCO Advisors Fund Management LLC
               1345 Avenue of the Americas
               New York, New York 10105

               Attention: Brian Schlissel

or if to UBS Warburg:

               UBS Warburg LLC
               299 Park Avenue
               New York, New York 10171

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                   Attention: Chief Legal Officer

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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               IN WITNESS WHEREOF, the parties hereto have duly executed this
Shareholder Servicing Agreement as of the date first above written.

                                               PIMCO ADVISORS FUND
                                               MANAGEMENT LLC



                                               By: _____________________________
                                               Name:
                                               Title:



                                               UBS WARBURG LLC



                                               By: _____________________________
                                               Name:  Oscar Junquera
                                               Title: Managing Director



                                               By: _____________________________
                                               Name:  Todd A. Reit
                                               Title: Executive Director

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                    UBS Warburg LLC Indemnification Agreement

                                                                 March [ ], 2003

UBS Warburg LLC
299 Park Avenue
New York, New York 10171

     In connection with the engagement of UBS Warburg LLC ("UBS Warburg") to advise and assist the undersigned (the "Company") with the matters set forth in
the Agreement dated             , 2003 between the Company and UBS Warburg (the
"Agreement"), in the event that UBS Warburg becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS Warburg harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of UBS Warburg. In addition, in the event that UBS Warburg becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse UBS Warburg for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS Warburg in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company, on the one hand, and UBS Warburg, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Warburg has been retained to perform services bears to the fees paid to UBS Warburg under the Agreement; provided, that in no event

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shall the Company contribute less than the amount necessary to assure that UBS
Warburg is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Warburg pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Warburg, on the other hand. Promptly after UBS Warburg receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, UBS Warburg will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation hereunder unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against UBS Warburg, the Company shall, upon written notice given reasonably promptly following UBS Warburg's notice to the Company of such action or proceeding, be entitled to assume the defense thereof at the Company's expense with counsel chosen by us and reasonably satisfactory to UBS Warburg; provided, however, that UBS Warburg may at its own expense retain separate counsel to participate in such defense. The Company agrees that it will not, without the prior written consent of UBS Warburg, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by UBS Warburg's engagement under the Agreement unless such settlement, compromise or consent includes an unconditional release of UBS Warburg from all liability arising or that may arise out of such claim, action or proceeding. to such Proceeding, without UBS Warburg's prior written consent. For purposes of this Indemnification Agreement, UBS Warburg shall include UBS Warburg LLC, any of its affiliates, each other person, if any, controlling UBS Warburg or any of its affiliates, their respective officers current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company agrees that neither UBS Warburg nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Warburg's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that any such losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Warburg in performing the services that are the subject of the Agreement.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT

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OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF
NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS WARBURG CONSENT TO THE JURISDICTION OF
SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS WARBURG OR ANY INDEMNIFIED PARTY. EACH OF UBS WARBURG
AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Warburg's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                               Very truly yours,

                                               PIMCO ADVISORS FUND
                                               MANAGEMENT LLC



                                               By:   ___________________________
                                               Name:
                                               Title

Accepted and agreed to as of
the date first above written:

UBS WARBURG LLC



By _________________________________
Name: Oscar Junquera
Title: Managing Director



By   _______________________________
Name: Todd A. Reit
Title: Executive Director

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